                                                                     Exhibit 3.1

                             AMENDED AND RESTATED

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                    FRONTIERVISION OPERATING PARTNERS, L.P.

         This Amended and Restated Agreement of Limited Partnership of FrontierVision Operating Partners, L.P. (the "Partnership") is entered into by and between FrontierVision Partners, L.P., a Delaware limited partnership, as withdrawing general partner (the "Withdrawing General Partner"); FrontierVision Holdings, L.P., a Delaware limited partnership (the "General Partner"); and FrontierVision Operating Partners, Inc., a Delaware corporation (the "Limited Partner").

         WHEREAS, by Agreement of Limited Partnership dated as of July 14, 1995 (the "Agreement"), the General Partner and the Class B Limited Partner formed the Partnership as a limited partnership pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act (6 Del. C. (S)(S)17-101, et
                                                    ------                --
seq.) (the "Act"); and
---

         WHEREAS, the Agreement was amended by Amendment No. 1 dated as of July 15, 1995, Amendment No. 2 dated as of November 8, 1995, Amendment No. 3 dated as of April 9, 1996, and Amendment No. 4 dated as of September 27, 1996; and

         WHEREAS, the parties now wish to substitute the General Partner for the Withdrawing General Partner, continue the Partnership, extend the term of the Partnership and otherwise amend and restate the Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound (i) the Withdrawing General Partner hereby assigns to the General Partner all of the Withdrawing General Partner's rights as a partner of the Partnership and hereby withdraws as a partner of the Partnership, (ii) the General Partner hereby assumes all obligations of the Withdrawing General Partner as a partner of the Partnership,
(iii) the parties hereby admit the General Partner to the Partnership as a general partner, consent to the withdrawal of the Withdrawing General Partner and agree to continue the Partnership, and (iv) the parties hereby amend and restate the Agreement to read in its entirety as follows:

         1. Name. The name of the limited partnership heretofore formed and
            ----
hereby continued is FrontierVision Operating Partners, L.P. (the "Partnership").

         2. Purpose. The Partnership is organized for the object and purpose of,
            -------
and the nature of the business to be conducted and promoted by the Partnership is, acquiring, investing in, disposing of, operating, managing and financing cable television and communications systems and engaging in any and all activities necessary, desirable or incidental to the foregoing.
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         3.  Registered Office. The registered office of the Partnership in the
             -----------------
State of Delaware is c/o The Prentice-Hall Corporation System, Inc., 1013 Centre Road, New Castle County, Wilmington, Delaware 19805-1297.

         4.  Registered Agent. The name and address of the registered agent of
             ----------------
the Partnership for service of process on the Partnership in the State of Delaware is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, New Castle County, Wilmington, Delaware 19805-1297.

         5.  Partners. The names and mailing addresses of the General Partner
             --------
and the Limited Partner are as follows:

             General Partner
             ---------------

             FrontierVision Holdings, L.P.
             1777 South Harrison Street, Suite P200
             Denver, Colorado 80210

             Limited Partner
             ---------------

             FrontierVision Operating Partners, Inc.
             1777 South Harrison Street, Suite P200
             Denver, Colorado 80210

         6.  Powers. The powers of the General Partner include all powers,
             ------
statutory and otherwise, possessed by general partners under the laws of the State of Delaware.

         7.  Term. The Partnership shall dissolve, and its affairs shall be
             ----
wound up either (i) on June 30, 2008 or (ii) at such earlier time as (a) all of the partners of the Partnership approve in writing, (b) the Partnership sells or otherwise disposes of its interest in all or substantially all of its property,
(c) an event of withdrawal of the General Partner has occurred under the Act or
(d) an entry of a decree of judicial dissolution has occurred under (S)(S)17-802 of the Act.

         8.  Capital Contributions. The partners of the Partnership have
             ---------------------
previously made certain capital contributions to the Partnership as reflected in the books and records of the Partnership. Capital contributions heretofore made by the Withdrawing General Partner shall be deemed to have been made by the General Partner.

         9.  Additional Contributions. Each partner of the Partnership may, but
             ------------------------
is not required to, make additional capital contributions to the Partnership.

         10. Allocation of Profits and Losses. The Partnership's profits and
             --------------------------------
losses shall be allocated in proportion to the capital contributions of the partners of the Partnership.

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         11. Distributions. At the time determined by the General Partner, but
             -------------
at least once during each fiscal year of the Partnership, the General Partner shall, to the extent not prohibited by any financing arrangements to which the Partnership is then subject, cause the Partnership to distribute any cash held by it which is not reasonably necessary for the operation of the Partnership. Cash available for distribution shall be distributed to the partners of the Partnership in the same proportion as their then capital account balance.

         12. Assignments. The Limited Partner may assign all or any part of its
             -----------
partnership interest in the Partnership only with the consent of the General Partner. The Limited Partner has no right to grant an assignee of its partnership interest in the Partnership the right to become a substituted limited partner of the Partnership.

         13. Withdrawal. Except as provided in the following Section 14, no
             ----------
right is given to any partner of the Partnership to withdraw from the Partnership.

         14. Additional Partners.
             -------------------

             (a) Without the approval of the Limited Partner, the General Partner may admit additional limited partners to the Partnership. The General Partner may admit an assignee of the Limited Partner's partnership interest in the Partnership as a substituted limited partner of the Partnership. The General Partner may admit one or more additional general partners, without the consent of the Limited Partner. Upon the admission of any additional limited partners or substituted limited partners to the Partnership, the Limited Partner shall withdraw from the Partnership and shall be entitled to receive forthwith the return of his capital contribution, without interest or deduction.

             (b) After the admission of any additional limited partners, substituted limited partners or additional general partners pursuant to this
Section 14, the Partnership shall continue as a limited partnership under the Act.

             (c) The admission of additional limited partners, substituted limited partners or additional general partners to the Partnership pursuant to this Section 14 shall be accomplished by the amendment of this Agreement of Limited Partnership and, if required by the Act, the filing of an appropriate amendment of the Partnership's Certificate of Limited Partnership in the office of the Secretary of State of the State of Delaware.

         15. Lender Rights. Notwithstanding any other provision contained in
             -------------
this Agreement to the contrary (but subject to clause (c) below):

             (a) Each partner hereby (i) acknowledges the collateral assignment by the General Partner and the Limited Partner of their partnership interests in the Partnership pursuant to that certain Partner Pledge Agreement dated as of November 9, 1995 (as modified and supplemented and in effect from time to time, the "Partner Pledge Agreement"), which Partner Pledge Agreement was originally
     ------------------------
between The Chase Manhattan Bank (National Association), as Administrative Agent and the Limited Partner and the Withdrawing General Partner, the General

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Partner having subsequently become a party thereto in connection with its admission to the Partnership, (ii) in connection with the exercise by the Administrative Agent of any of its rights and remedies under the Partner Pledge Agreement, consents to the assignment of the partnership interests subject to the Partner Pledge Agreement to any other person (and to the substitution of such other person as a general or limited partner, as the case may be, holding the partnership interest so assigned), and (iii) agrees that no such assignment (and substitution) shall effect a termination or dissolution of the Partnership (so long as all partnership interests are not assigned to the same person).

             (b) Without limiting the generality of the foregoing, each partner hereby agrees that upon the occurrence and continuance of any Event of Default under and as defined in the Credit Agreement referred to in the Partner Pledge
Agreement:

                 (i) the Administrative Agent shall be entitled to be admitted (or to have a designee of its choice admitted) as a new general partner of the Partnership (such new general partner being hereinafter referred to as the "New General Partner") and, each
                                             -------------------
             partner hereby consents to such admission and agrees to execute and deliver such instruments, if any, as shall be necessary to effect the foregoing;

                 (ii) in connection with the admission of the New General Partner to the Partnership, no capital contribution by the New General Partner shall be required;

                 (iii) as provided in the Partner Pledge Agreement, the New General Partner shall not have any liability with respect to the obligations of the Partnership under the Credit Agreement;

                 (iv) on and after the admission of the New General Partner to the Partnership, the allocation of profit and loss of the Partnership and any distributions of any cash held by the Partnership shall be made as if the General Partner, the New General Partner and the Limited Partner had contributed 99.89%, 0.01% and 0.1%, respectively, of the total capital contributions of all of the Partners to the Partnership;

                 (v) On and after the admission of the New General Partner to the Partnership, the New General Partner shall have all powers, statutory and otherwise, possessed by general partners under the laws of the State of Delaware and shall have the sole authority to manage the business and affairs of the Partnership (and, notwithstanding any other provision contained herein or in any such laws, the General Partner shall have no further powers or privileges with respect to the management of the Partnership);

                 (vi) if requested by the Administrative Agent following the admission of the New General Partner to the Partnership, the partnership interest in the Partnership held by the General Partner shall be converted into a limited

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             partnership interest (provided that, as contemplated by the Partner
             Pledge Agreement, the General Partner shall remain obligated in respect of its guarantee in the Partner Pledge Agreement) and in that connection, the New General Partner may make such additional capital contributions, and alter the allocation of partnership profits and losses among the partners, in such manner as it shall determine to be appropriate to preserve the status of the Partnership as a partnership for federal income tax purposes; and

                 (vii) following the admission of the New General Partner to the Partnership (and without limiting similar restrictions contained in the Partner Pledge Agreement), neither the General Partner nor any Limited Partner may transfer either of their partnership interests in the Partnership without the prior written consent of the New General Partner.

             (c) Any substitution of a person for the General Partner pursuant to clause (a) above, and any addition of a New General Partner pursuant to clause (b) above, shall be subject to compliance with the applicable provisions of Section 6.12 of the Partner Pledge Agreement with respect to obtaining necessary regulatory approvals prior to taking any action that would effect a change of control of the Partnership.

         16. Governing Law. This Agreement shall be governed by, and construed
             -------------
under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

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

         IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this Amended and Restated Agreement of Limited Partnership as of the 19th day of September, 1997.


                               GENERAL PARTNER:
                               ---------------

                               FRONTIERVISION HOLDINGS, L.P.

                               By: FrontierVision Partners, L.P., its sole
                                   general partner

                               By: FVP GP, L.P., its sole general partner

                               By: FrontierVision Inc., its sole general
                                   partner

                               By: /s/ James C. Vaughn
                                  --------------------------
                                   James C. Vaughn
                                   President


                               LIMITED PARTNER:
                               ---------------

                               FRONTIERVISION OPERATING PARTNERS, INC.


                               By: /s/ James C. Vaughn
                                  --------------------------
                                   James C. Vaughn
                                   President


                               WITHDRAWING GENERAL PARTNER:
                               ---------------------------

                               FRONTIERVISION PARTNERS, L.P.

                               By: FVP GP, L.P., its sole general partner

                               By: FrontierVision Inc., its sole general
                                   partner

                               By: /s/ James C. Vaughn
                                  --------------------------
                                   James C. Vaughn
                                   President

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